                                                                       EXHIBIT 2



                             FIRST AMENDMENT TO THE
                         NASFA SHARE PURCHASE AGREEMENT


         THIS FIRST AMENDMENT TO THE NASFA SHARE PURCHASE AGREEMENT (this "First Amendment"), dated as of June 29, 1999, is concluded among GAMPADONA LIMITED, OPADALE PORTFOLIO, INC., BOSHOF HOLDING, INC., SEBIRA FINANCIAL, INC., CUMBRIAN TRADING, LTD., REX LEZARD, JOEL DUMARESQ, AJMAL KHAN, JIM BREADLE, KRISTOF KOSSUTH, JOHN DEVRIES, KURT DALMATA, G. BRIAN LONGPRE (collectively, the "Buyers"), NORTH AMERICAN SECURITY & FIRE ACQUISITIONS, INC., a Nevada corporation ("NASFA"), and INTREPID INTERNATIONAL S.A. (the "Seller"). The Buyers, NASFA and the Seller are referred to collectively herein as the "Parties."

         WHEREAS, the Parties have entered into that certain NASFA Share Purchase Agreement (the "Agreement") dated effective June 11, 1999, whereby each of the Buyers agreed to purchase a certain number of shares of NASFA Common Stock (the "NASFA Shares") from the Seller as set forth in Exhibit A to the Agreement, subject to certain conditions set forth in the Agreement; and

         WHEREAS, the Parties have discovered and desire to correct an error in Exhibit A to the Agreement regarding the number of NASFA Shares each Buyer is to purchase.

         NOW, THEREFORE, in consideration of the premises, mutual covenants and agreements contained herein and in the Agreement, and for other good and valuable consideration, the adequacy of which is hereby acknowledged, the Parties hereby agree as follows:

         1. Amended Exhibit A. Exhibit A to the Agreement, and references to Exhibit A in the Agreement, are deleted and substituted by the Amended Exhibit A, a copy of which is attached hereto and incorporated into the Agreement by reference.

         2. Entire Agreement. The first sentence of Section 11.1 of the Agreement is amended to state as follows: "This Agreement and that certain First Amendment to the NASFA Share Purchase Agreement, dated as of June 29, 1999, shall constitute the entire agreement between the parties hereto and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof."

         3. Facsimile Signatures; Counterparts. Facsimile signatures appearing hereon shall be deemed an original, and this document may be executed simultaneously with two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

         4. Ratification. As amended by this First Amendment, the Agreement shall continue in full force and effect in accordance with its terms and provisions.

         IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the date first above written.


GAMPADONA LIMITED


/s/ Corporate Board Limited
----------------------------------------     -----------------------------------
as Director


CUMBRIAN TRADING LTD.


/s/ First Executive Directors, Inc.
----------------------------------------     -----------------------------------
By: First Company Directors, Inc.


SEBIRA FINANCIAL, INC., Belize


/s/ Naim E. Musa                             /s/ Esther N. Aguet
----------------------------------------     -----------------------------------
NAIM E. MUSA                                 ESTHER N. AGUET
Director                                     Director


ODADALE PORTFOLIO, INC., Bahamas


/s/ Marie McDonald                           /s/ Pachridee Hanna
----------------------------------------     -----------------------------------
MARIE McDONALD                               PACHRIDEE HANNA
Chairman                                     Secretary


BOSHOF HOLDING INC., Panama



/s/ Aida May Biggs                           /s/ Adelina M. De Estribi
----------------------------------------     -----------------------------------
AIDA MAY BIGGS                               ADELINA M. DE ESTRIBI
Director                                     Director

/s/ Rex Lezard                               /s/ Joel Dumaresq
----------------------------------------     -----------------------------------
REX LEZARD                                   JOEL DUMARESQ



/s/ Ajmal Khan                               /s/ Jim Beadle
----------------------------------------     -----------------------------------
AJMAL KHAN                                   JIM BEADLE



/s/ Kristof Kossuth                          /s/ John Devries
----------------------------------------     -----------------------------------
KRISTOF KOSSUTH                              JOHN DEVRIES



/s/ Kurt Dalmata                             /s/ G. Brian Longpre
----------------------------------------     -----------------------------------
KURT DALMATA                                 G. BRIAN LONGPRE



NORTH AMERICAN SECURITY & FIRE ACQUISITIONS, INC.


/s/ Kirt W. James
----------------------------------------
KIRT W. JAMES
President


INTREPID INTERNATIONAL S.A.


/s/ J. Dan Sifford
----------------------------------------
J. DAN SIFFORD
United States Managing Partner

                                                               AMENDED EXHIBIT A



                                 LIST OF BUYERS


Name and Address                                     No. of NASFA Shares                                     Amount
----------------                                     -------------------                                     ------

GAMPADONA LIMITED                                             612,000                                    $14,758.00
Trust House
112, Bonadie Street
Kingstown
Saint Vincent, W.I.


OPADALE PORTFOLIO, INC.                                       579,000                                    $13,957.00
50 Shirley Street
P. O. Box CB - 13937
Nassau
Bahamas


BOSHOF HOLDING, INC.                                          569,000                                    $13,716.00
c/o Morgan y Morgan
53rd Street
Urbanizacion Obarrio
Swiss Tower, 16th Floor
Panama
Republic of Panama


SEBIRA FINANCIAL, INC.                                        580,000                                    $13,981.00
Jasmin Court
35 A Regent Street
P. O. Box 1777
Belize City
Belize


CUMBRIAN TRADING LTD.                                         560,000                                    $13,499.00
Lake Building, 1st Floor
Wickhams Cay 1
P. O. Box 3152
Road Town
Tortola
British Virgin Islands

Name and Address                                     No. of NASFA Shares                                     Amount
----------------                                     -------------------                                     ------

REX LEZARD                                                    100,000                                     $2,410.00
#7 Orchard Hill
Windlesham, Surrey
GU 206 DB


JOEL DUMARESQ                                                 400,000                                     $9,642.00
3505 W. 15th Ave.
Vancouver, B.C.
Canada
V6R 2Z3


AJMAL KHAN                                                    400,000                                     $9,642.00
1177 West Hastings Street, Ste. 2000
Vancouver, B.C.
Canada
V6E 2K3


JIM BEADLE                                                     50,000                                     $1,205.00
1177 West Hastings Street, Suite 1710
Vancouver, B.C.
Canada
V6E 2K3


KRISTOF KOSSUTH                                               564,000                                    $13,595.00
Hohenstafsenstrasse
#32 10799
Berlin
Germany


JOHN DEVRIES                                                  590,000                                    $14,222.00
Box 178
Grande Turk
Turks & Caicos Islands
B.W.I.

Name and Address                                     No. of NASFA Shares                                     Amount
----------------                                     -------------------                                     ------

KURT DALMATA                                                  576,890                                    $13,906.00
Corporate Consulting Group
Lavaterstrasse 45
Zurich
Switzerland


G. BRIAN LONGPRE                                              641,637                                    $15,467.00
Synergy International
East Bay Centre
Suite B-66
P. O. Box N-1836
Nassau, Bahamas



                                                            =========                                      ========
                           TOTAL                            6,222,527                                      $150,000

                                                                       EXHIBIT B



SELLERS OF NASFA SHARES:

     Intrepid International, S.A.
     Exim International Enterprises, S.A.
     Marshall Worldwide Limited, S.A.
     Indiasa, S.A.
     Overseas Aviation Corporation



                                      B-1